UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

Cardtronics plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARDTRONICS PLC ANNOUNCES FILING OF PRELIMINARY PROXY STATEMENT AND RECEIPT OF UNSOLICITED PROPOSAL

HOUSTON, TX
January 7, 2021

Cardtronics plc (NASDAQ: CATM) (“Cardtronics”) announced today that it has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission in respect of the proposed acquisition of Cardtronics by Catalyst Holdings Limited, previously announced on December 15, 2020. As disclosed in the proxy statement, on December 31, 2020, Cardtronics received an unsolicited proposal from a third party to acquire all of the ordinary shares of Cardtronics for $39.00 per share in cash. The third-party proposal included (i) a mark-up of the Acquisition Agreement entered into on December 15, 2020 with Catalyst Holdings Limited (the “Acquisition Agreement”) reflecting limited changes to the Acquisition Agreement and (ii) a letter from a reputable financial institution indicating that it is highly confident of its ability to arrange and syndicate the debt financing contemplated in connection with the proposed transaction and a statement by the third party that it would have financing commitments in place prior to execution of a definitive purchase agreement. The proposal is not subject to financing and is subject to the completion of confirmatory due diligence and final approval of the third party’s board of directors.

The Board of Directors of Cardtronics has reviewed the proposal and in accordance with the terms of the Acquisition Agreement has entered into a non-disclosure agreement with the third party to facilitate discussions and negotiations with the third party and the provision of material non-public information to the third party in connection with their proposal.

The Acquisition Agreement remains in full force and effect and the Board of Directors of Cardtronics reaffirms its support of and recommendation in favor of the acquisition contemplated by the Acquisition Agreement with Catalyst Holdings Limited, as indicated in the preliminary proxy statement.

About Cardtronics

Cardtronics is the trusted leader in financial self-service, enabling cash transactions at over 285,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa. Leveraging our unmatched scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions. Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics' Allpoint Network, the world’s largest retail based surcharge-free ATM network, with over 55,000 locations. As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike. Learn more about Cardtronics by visiting www.cardtronics.com and by following us on LinkedIn and Twitter.

Contact Information:

Investor Relations Brad Conrad 832-308-4000 ir@cardtronics.com	Media Relations Lisa Albiston 832-308-4000 corporatecommunications@cardtronics.com Or Eric Brielmann / Scott Bisang Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of the Company by affiliates of Apollo Global Management, Inc. (“Apollo”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on January 7, 2021 and will mail or otherwise provide to its shareholders a definitive proxy statement regarding the proposed transaction. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at the Company’s shareholder meetings to approve the proposed transaction, the Scheme or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Company’s proxy statement (including the Scheme documentation). Shareholders may obtain a free copy of the proxy statement and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at ir.cardtronics.com copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The proposed transaction will be implemented solely pursuant to the Scheme, subject to the terms and conditions of the Acquisition Agreement, which contain the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020, and its definitive proxy statement for the 2020 annual general meeting of shareholders, which was filed with the SEC on April 1, 2020. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2020 annual general meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction is included in the proxy statement relating to the proposed transaction filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at ir.cardtronics.com.

Forward Looking Statements

This communication relates to a proposed acquisition of the Company by funds managed by affiliates of Apollo and includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. The forward-looking statements relate to future events and are based on management’s current expectations and beliefs relating to anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the Company’s business and future financial and operating results, the expected timing of the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of the Company’s operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expect,” “anticipate,” “foresee,” “forecast,” “estimate,” “intend,” “plan,” “future,” “project,” “contemplate,” “could,” “would,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the Company or its share price. The Company’s forward-looking statements involve certain assumptions and significant risks and uncertainties (some of which are beyond its control) that could cause actual results to differ materially from its historical experience and present expectations or projections, including but not limited to: the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business, or on the Company’s operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of the Company to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits; and business disruption following the proposed transaction.

These risks, as well as other risks related to the proposed transaction, will be included in the proxy statement that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and those set forth from time-to-time in other filings with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements contained in this communication, which speak only as of the date of this communication. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

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